UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 19, 2023 Mitek Systems, Inc. (the “Company”) appointed David Lyle, age 59, as the Company’s Chief Financial Officer ("CFO") and Senior Vice President, effective as of January 2, 2024 the (“Effective Date”). As of the Effective Date, Mr. Lyle will assume the CFO role currently held by Fuad Ahmad, the Company’s current Interim CFO, who has agreed to step down as Interim CFO as of the Effective Date and who will remain with the Company during the next several months to ensure a successful transition. Mr. Ahmad’s agreement to step down was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Upon commencement of his employment, Mr. Lyle will also serve as the Principal Financial Officer and the Principal Accounting Officer of the Company.
Mr. Lyle has over sixteen years of public company CFO experience and more than 25 years of experience in technology markets. Mr. Lyle has an established track record in successfully scaling high growth technology companies, having served in leadership roles in both public and private organizations. Mr. Lyle was most recently the Chief Financial Officer of Surgalign Spine Technologies (formerly NASDAQ: SRGA), from 2022 to 2023. Prior to joining Surgalign, he was Chief Financial Officer of Airgain, Inc. (NASDAQ: AIRG), from 2020 to 2022. Before joining Airgain, during 2019 Mr. Lyle was the Chief Financial Officer of Sunniva, Inc. (formerly CSE: SNN, OTCQB: SNNVF) and before Sunniva, he was Chief Financial Officer at Maxwell Technologies, Inc. (formerly NASDAQ: MXWL) from 2015 to 2019 until its acquisition by Tesla in 2019. Mr. Lyle also served as the Chief Financial Officer of Entropic Communications, Inc. (formerly NASDAQ: ENTR), from 2007 to 2015, which was acquired in 2015 by MaxLinear. Prior to joining Entropic, he served as the Chief Financial Officer of RF Magic, acquired by Entropic in 2007, Zyray Wireless, acquired by Broadcom in 2004, and Mobilian, acquired by Intel in 2003. Earlier in his career he served in corporate finance positions at large global companies, including Intel (NASDAQ: INTC) and Broadcom (NASDAQ: BRCM). Mr. Lyle holds a Bachelor of Science in business administration from the University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and a Master of Business Administration from Arizona State University.
In connection with his appointment as the Company’s CFO, Mr. Lyle will be paid a base salary of $425,000 per year. Mr. Lyle will be eligible to receive an annual cash bonus not to exceed 130% of his then-current base salary, with a target bonus amount equal to 65% of his then-current base salary, subject to the Company’s achievement of certain business and/or financial goals and Mr. Lyle’s achievement of individual performance goals to be established by the Company’s Chief Executive Officer. Mr. Lyle will be eligible to participate in certain Company-sponsored benefits, such as health insurance plans, provided he meets the respective plan eligibility requirements. Under the Company’s reimbursement policies, he will be entitled to reimbursement of his reasonable out of pocket costs and expenses incurred on Company business.
Mr. Lyle will be granted time-based restricted stock units with a value equal to $750,000 as of the date of grant, which will vest in four equal annual installments, with the first installment vesting on the one-year anniversary of the grant date and 25% on each subsequent anniversary of the grant date subject to Mr. Lyle’s continuous employment with the Company through each such vesting date. Mr. Lyle will also be granted performance-based restricted stock units with a value equal to $750,000 as of the date of grant, which will vest in three equal annual installments, with the first installment vesting on the one-year anniversary of the grant date, if the annual performance criteria based on the performance of the Company’s common stock have been met. In addition, Mr. Lyle may receive up to an additional $247,500 in performance-based restricted stock units in the event that certain annual performance criteria are exceeded.
In connection with his employment, the Company will enter into the Company’s standard form Severance and Change in Control Agreement (the “Severance Agreement”) with Mr. Lyle, which will provide for, among other things, 12 months of base salary and COBRA payments in the event of Mr. Lyle’s termination without cause and acceleration of vesting of certain equity awards in the event of his termination under the circumstances described therein following a change in control of the Company. Mr. Lyle and the Company will also enter into the Company’s standard form of indemnification agreement for directors and officers providing for the indemnification by the Company in certain circumstances for actions taken in connection with his service to or for the Company.
There are no arrangements or understandings between Mr. Lyle and any other persons pursuant to which he was selected as the Company’s CFO. Additionally, Mr. Lyle has no family relationships or related party transactions with the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

Item 8.01 Other Events.
On December 19, 2023, the Company issued a press release announcing the appointment of Mr. Lyle as its Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Mitek Systems, Inc. on December 19, 2023
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

December 19, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer